Exhibit 5.1

[KIRKLAND & ELLIS LLP LETTERHEAD]

October 21, 2005

National MENTOR, Inc.

and the Guarantors set forth on Exhibit A

313 Congress Street, 5th Floor

Boston, Massachusetts 02210

Re:  Registration Statement on Form S-4 (Registration No. 333-                )

Ladies and Gentlemen:

We are issuing this opinion letter in our capacity as special legal counsel to National MENTOR, Inc., a Delaware corporation (the “Issuer”), and the guarantors set forth on Exhibit A hereto (the “Guarantors” and, collectively with the Issuer, the “Registrants”).  In this opinion letter: (i) REM Arizona, Inc. and REM Arizona Rehabilitation, Inc., which are listed on Exhibit A hereto, are also referred to as the “Arizona Registrants”; (ii) REM Colorado, Inc., which is listed on Exhibit A hereto, is also referred to as the “Colorado Registrant”; (iii) REM Connecticut Community Services, Inc., which is listed on Exhibit A hereto, is also referred to as the “Connecticut Registrant”; (iv) REM Atlantic, Inc., REM Developmental Services, Inc., REM Health of Iowa, Inc., REM Iowa Community Services, Inc., REM Iowa, Inc. and REM SILS of Iowa, Inc., which are listed on Exhibit A hereto, are also referred to as the “Iowa Registrants”; (v) REM Indiana, Inc., REM Indiana Community Services, Inc. and REM Indiana Community Services II, Inc., which are listed on Exhibit A hereto, are also referred to as the “Indiana Registrants”; (vi) Massachusetts Mentor, Inc., which is listed on Exhibit A hereto, is also referred to as the “Massachusetts Registrant”; (vii) Mentor Maryland, Inc. and REM Maryland, Inc., which are listed on Exhibit A hereto, are also referred to as the “Maryland Registrants”; (viii) REM, Inc., REM Arrowhead, Inc., REM Central Lakes, Inc., REM Community Payroll Services, LLC, REM Consulting & Services, Inc., REM Council Bluffs, Inc., REM Health, Inc., REM Heartland, Inc., REM Hennepin, Inc., REM Home Health, Inc., REM Leadway, Inc., REM Management, Inc., REM Minnesota Community Services, Inc., REM Minnesota, Inc., REM North Star, Inc., REM Ramsay, Inc., REM River Bluffs, Inc., REM South Central Services, Inc., REM Southwest Services, Inc. and REM Woodvale, Inc., which are listed on Exhibit A hereto, are also referred to as the “Minnesota Registrants”; (ix) REM Nevada, Inc., which is listed on Exhibit A hereto, is also referred to as the “Nevada Registrant”; (x) REM New Jersey, Inc., which is listed on Exhibit A hereto, is also referred to as the “New Jersey Registrant”; (xi) REM North Dakota, Inc., which is listed on Exhibit A hereto, is also referred to as the “North Dakota Registrant”; (xii) Ohio Mentor, Inc., REM Consulting of Ohio, Inc., REM Ohio, Inc. and REM

KIRKLAND & ELLIS LLP

National MENTOR, Inc.

October 21, 2005

Ohio Waivered Services, Inc., which are listed on Exhibit A hereto, are also referred to as the “Ohio Registrants”; (xiii) REM Oklahoma Community Services, Inc., which is listed on Exhibit A hereto, is also referred to as the “Oklahoma Registrant”; (xiv) REM Pennsylvania Community Services, Inc., which is listed on Exhibit A hereto, is also referred to as the “Pennsylvania Registrant”; (xv) South Carolina Mentor, Inc., which is listed on Exhibit A hereto, is also referred to as the “South Carolina Registrant”; (xvi) REM Utah, Inc., which is listed on Exhibit A hereto, is also referred to as the “Utah Registrant”; (xvii) REM Community Options, Inc. and REM West Virginia, Inc., which are listed on Exhibit A hereto, are also referred to as the “West Virginia Registrants”; and (xviii) REM Health of Wisconsin, Inc., REM Health of Wisconsin II, Inc., REM Wisconsin, Inc., REM Wisconsin II, Inc. and REM Wisconsin III, Inc., which are listed on Exhibit A hereto, are also referred to as the “Wisconsin Registrants.”  This opinion letter is being delivered in connection with the proposed registration by the Issuer of $150,000,000 in aggregate principal amount of the Issuer’s 9-5/8% Senior Subordinated Notes due 2012, Series B (the “Exchange Notes”) pursuant to a Registration Statement on Form S-4 (Registration No. 333-                ) as filed with the Securities and Exchange Commission (the “Commission”) on the date hereof, under the Securities Act of 1933, as amended (the “Act”) (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”).

The obligations of the Issuer under the Exchange Notes will be guaranteed by the Guarantors (the “Guarantees”).  The Exchange Notes and the Guarantees are to be issued pursuant to the Indenture, dated as of November 4, 2004 (as may be amended or supplemented from time to time, the “Indenture”), among the Issuer, the Guarantors and U.S. Bank National Association, as trustee.  The Exchange Notes and the Guarantees are to be issued in exchange for and in replacement of the Issuer’s outstanding 9-5/8% Senior Subordinated Notes due 2012 (the “Existing Notes”), of which $150,000,000 in aggregate principal amount is subject to the exchange offer pursuant to the Registration Statement.

In connection with issuing this opinion letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) resolutions of the Registrants with respect to the issuance of the Exchange Notes and the Guarantees, (ii) the Indenture, (iii) the Registration Statement and (iv) the Registration Rights Agreement, dated as of November 4, 2004, by and among the Registrants, Banc of America Securities LLC, J.P. Morgan Securities Inc., UBS Securities LLC and CIBC World Markets Corp.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies.  We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto and the due authorization, execution and delivery of all documents by the parties thereto.  As to any facts material to the opinions expressed herein which we have not independently

KIRKLAND & ELLIS LLP

National MENTOR, Inc.

October 21, 2005

established or verified, we have relied upon statements and representations of officers and other representatives of the Registrants and others.

Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (iii) public policy considerations which may limit the rights of parties to obtain certain remedies.

Based upon and subject to the assumptions, qualifications, exclusions and limitations and the further limitations set forth below, we are of the opinion that when (i) the Registration Statement becomes effective, (ii) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (iii) the Exchange Notes have been duly executed and authenticated in accordance with the provisions of the Indenture and duly delivered to the holders thereof in exchange for the Existing Notes, the Exchange Notes will be binding obligations of the Issuer and the Guarantees will be binding obligations of the Guarantors.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Our advice on every legal issue addressed in this letter is based exclusively on the internal law of the State of New York, the General Corporations Act of the State of California, the General Corporation Law and the Limited Liability Company Act of the State of Delaware or the Business Corporation Act of the State of Illinois (including, in each case, the statutory provisions, all applicable provisions of the relevant state constitution and reported judicial decisions interpreting the foregoing), and represents our opinion as to how that issue would be resolved were it to be considered by the highest court in the jurisdiction which enacted such law.  The manner in which any particular issue relating to the opinions would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it.  This letter is not intended to guarantee the outcome of any legal dispute which may arise in the future.  For purposes of our opinion that the Guarantees will be binding obligations of the Guarantors, we have, without conducting any research or investigation with respect thereto, relied on the opinions of: (i) Jennings Strouss & Salmon, P.L.C., with respect to the Arizona Registrants, (ii) Sherman & Howard L.L.C., with respect to the Colorado Registrant, (iii) Cohn Birnbaum & Shea P.C., with respect to the Connecticut Registrant, (iv) Barnes & Thornburg LLP, with respect to the Indiana Registrants, (v) Shuttleworth & Ingersoll, P.L.C., with respect to the Iowa Registrants, (vi) Whiteford, Taylor & Preston L.L.P., with respect to the Maryland Registrants, (vii) Ruberto, Israel & Weiner, P.C., with respect to the Massachusetts Registrant, (viii) Parsinen Kaplan Rosberg & Gotlieb P.A., with respect to the Minnesota Registrants, (ix) Woodburn and Wedge, with respect to the Nevada Registrant, (x) Giordano, Halleran & Ciesla, a Professional Corporation, with respect to the New Jersey Registrant, (xi)

KIRKLAND & ELLIS LLP

National MENTOR, Inc.

October 21, 2005

Vogel Law Firm, with respect to the North Dakota Registrant, (xii) Vorys, Sater, Seymour and Pease LLP, with respect to the Ohio Registrants, (xiii) Crowe & Dunlevy, A Professional Corporation, with respect to the Oklahoma Registrant, (xiv) Klehr, Harrison, Harvey, Branzburg & Ellers LLP, with respect to the Pennsylvania Registrant, (xv) Parker Poe Adams & Bernstein LLP, with respect to the South Carolina Registrant, (xvi) Parr Waddoups Brown Gee & Loveless, A Professional Corporation, with respect to the Utah Registrant, (xvii) Robinson & McElwee PLLC, with respect to the West Virginia Registrants, and (xviii) Michael Best & Friedrich LLP, with respect to the Wisconsin Registrants, that such Guarantees have been duly authorized, executed and delivered, and do not conflict with, or require consents under, their respective states of organization.  We are not licensed to practice in Arizona, Colorado, Connecticut, Iowa, Indiana, Maryland, Massachusetts, Minnesota, Nevada, New Jersey, North Dakota, Ohio, Oklahoma, Pennsylvania, South Carolina, Utah, West Virginia and Wisconsin, and we have made no investigation of, and do not express or imply an opinion on, the laws of such states.  We are not qualified to practice law in the State of Delaware and our opinions herein regarding Delaware law are limited solely to our review of provisions of the General Corporation Law and the Limited Liability Company Act of the State of Delaware which we consider normally applicable to transactions of this type, without our having made any special investigation as to the applicability of another statute, law, rule or regulation.  None of the opinions or other advice contained in this letter considers or covers any foreign or state securities (or “blue sky”) laws or regulations.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the States of New York, California, Delaware or Illinois be changed by legislative action, judicial decision or otherwise.

This opinion is furnished to you in connection with the filing of the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

Sincerely,

/s/ Kirkland & Ellis LLP

Kirkland & Ellis LLP

Exhibit A

Guarantors

1.                                       NATIONAL MENTOR HOLDINGS, INC. (Delaware corporation)

2.                                       NATIONAL MENTOR, LLC (Delaware limited liability company)

3.                                       NATIONAL MENTOR SERVICES, LLC (Delaware limited liability company)

4.                                       FAMILY ADVOCACY SERVICES, LLC (Delaware limited liability company)

5.                                       NATIONAL MENTOR SERVICES, INC. (Delaware corporation)

6.                                       MENTOR MANAGEMENT, INC. (Delaware corporation)

7.                                       NATIONAL MENTOR HEALTHCARE, LLC (Delaware limited liability company)

8.                                       CAROLINA BEHAVIORAL SERVICES, LLC (Delaware limited liability company)

9.                                       CENTER FOR COMPREHENSIVE SERVICES, INC. (Illinois corporation)

10.                                 ILLINOIS MENTOR, INC. (Illinois corporation)

11.                                 REHABILITATION ACHIEVEMENT CENTER, INC. (Illinois corporation)

12.                                 MASSACHUSETTS MENTOR, INC. (Massachusetts corporation)

13.                                 CORNERSTONE LIVING SKILLS, INC. (California corporation)

14.                                 LOYD’S LIBERTY HOMES, INC. (California corporation)

15.                                 UNLIMITED QUEST, INC. (California corporation)

16.                                 FIRST STEP INDEPENDENT LIVING PROGRAM, INC. (California corporation)

17.                                 HORRIGAN COLE ENTERPRISES, INC. (California corporation)

18.                                 OHIO MENTOR, INC. (Ohio corporation)

19.                                 SOUTH CAROLINA MENTOR, INC. (South Carolina corporation)

20.                                 MENTOR MARYLAND, INC. (Maryland corporation)

21.                                 REM, INC. (Minnesota corporation)

22.                                 REM ARIZONA, INC. (Arizona corporation)

23.                                 REM ARIZONA REHABILITATION, INC. (Arizona corporation)

24.                                 REM ARROWHEAD, INC. (Minnesota corporation)

25.                                 REM ATLANTIC, INC. (Iowa corporation)

26.                                 REM CENTRAL LAKES, INC. (Minnesota corporation)

27.                                 REM COLORADO, INC. (Colorado corporation)

28.                                 REM COMMUNITY OPTIONS, INC. (West Virginia corporation)

29.                                 REM COMMUNITY PAYROLL SERVICES, LLC (Minnesota limited liability company)

30.                                 REM CONNECTICUT COMMUNITY SERVICES, INC. (Connecticut corporation)

31.                                 REM CONSULTING & SERVICES, INC. (Minnesota corporation)

32.                                 REM CONSULTING OF OHIO, INC. (Ohio corporation)

33.                                 REM COUNCIL BLUFFS, INC. (Minnesota corporation)

34.                                 REM DEVELOPMENTAL SERVICES, INC. (Iowa corporation)

35.                                 REM HEALTH, INC. (Minnesota corporation

36.                                 REM HEALTH OF IOWA, INC. (Iowa corporation)

37.                                 REM HEALTH OF NEBRASKA, LLC (Delaware limited liability company)

38.                                 REM HEALTH OF WISCONSIN, INC. (Wisconsin corporation)

39.                                 REM HEALTH OF WISCONSIN II, INC. (Wisconsin corporation)

40.                                 REM HEARTLAND, INC. (Minnesota corporation)

41.                                 REM HENNEPIN, INC. (Minnesota corporation)

42.                                 REM HOME HEALTH, INC. (Minnesota corporation)

43.                                 REM INDIANA, INC. (Indiana corporation)

44.                                 REM INDIANA COMMUNITY SERVICES, INC. (Indiana corporation)

45.                                 REM INDIANA COMMUNITY SERVICES II, INC.(Indiana corporation)

46.                                 REM IOWA COMMUNITY SERVICES, INC. (Iowa corporation)

47.                                 REM IOWA, INC. (Iowa corporation)

48.                                 REM LEADWAY, INC. (Minnesota corporation)

49.                                 REM MANAGEMENT, INC. (Minnesota corporation)

50.                                 REM MARYLAND, INC. (Maryland corporation)

51.                                 REM MINNESOTA COMMUNITY SERVICES, INC. (Minnesota corporation)

52.                                 REM MINNESOTA, INC. (Minnesota corporation)

53.                                 REM NEVADA, INC. (Nevada corporation)

54.                                 REM NEW JERSEY, INC. (New Jersey corporation)

55.                                 REM NORTH DAKOTA, INC. (North Dakota corporation)

56.                                 REM NORTH STAR, INC. (Minnesota corporation)

57.                                 REM OHIO, INC. (Ohio corporation)

58.                                 REM OHIO WAIVERED SERVICES, INC. (Ohio corporation)

59.                                 REM OKLAHOMA COMMUNITY SERVICES, INC. (Oklahoma corporation)

60.                                 REM PENNSYLVANIA COMMUNITY SERVICES, INC. (Pennsylvania corporation)

61.                                 REM RAMSEY, INC. (Minnesota corporation)

62.                                 REM RIVER BLUFFS, INC. (Minnesota corporation)

63.                                 REM SILS OF IOWA, INC. (Iowa corporation)

64.                                 REM SOUTH CENTRAL SERVICES, INC. (Minnesota corporation)

65.                                 REM SOUTHWEST SERVICES, INC. (Minnesota corporation)

66.                                 REM UTAH, INC. (Utah corporation)

67.                                 REM WEST VIRGINIA, INC. (West Virginia corporation)

68.                                 REM WISCONSIN, INC. (Wisconsin corporation)

69.                                 REM WISCONSIN II, INC. (Wisconsin corporation)

70.                                 REM WISCONSIN III, INC. (Wisconsin corporation)

71.                                 REM WOODVALE, INC. (Minnesota corporation)